UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

December 1, 2008

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-9204	74-1492779
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

12377 Merit Drive
Suite 1700, LB 82 Dallas, Texas	75251
(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number, including area code: (214) 368-2084

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

EXCO Operating Credit Facility

On December 1, 2008, EXCO Operating Company, LP (“EXCO Operating”), a wholly-owned subsidiary of EXCO Resources, Inc. (“EXCO”), as borrower, and certain of its subsidiaries, as guarantors, and JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent, and the lenders signatories thereto, entered into that certain Third Amendment to Amended and Restated Credit Agreement (the “Third Amendment”). The Third Amendment permits the incurrence of up to $300.0 million of unsecured indebtedness by EXCO Operating with a stated maturity no later than January 15, 2010 to fund the repayment and termination of that certain Senior Unsecured Credit Agreement, dated July 15, 2008, with JPMorgan, as administrative agent, and certain lender parties thereto (the “Original Senior Unsecured Credit Agreement”). The Third Amendment excludes any indebtedness incurred to fund the repayment and termination of the Original Senior Unsecured Credit Agreement from the calculation of consolidated current liabilities through December 31, 2009.  The foregoing description is not complete and is qualified in its entirety by the Third Amendment, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

10.1

Third Amendment to Amended and Restated Credit Agreement, dated as of December 1, 2008, among EXCO Operating Company, LP, as borrower, and certain of its subsidiaries, as guarantors, and JPMorgan Chase Bank, N.A., as administrative agent, and the lenders signatories thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

Date: December 5, 2008	By:	/s/ J. DOUGLAS RAMSEY
J. Douglas Ramsey, Ph.D. Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Third Amendment to Amended and Restated Credit Agreement, dated as of December 1, 2008, among EXCO Operating Company, LP, as borrower, and certain of its subsidiaries, as guarantors, and JPMorgan Chase Bank, N.A., as administrative agent, and the lenders signatories thereto.